Exhibit 9.1

April 5, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read HappyNest REIT, Inc.’s statements included under Item 4 of its Form 1-U dated April 5, 2021 and we agree with such statements concerning our firm.